HOLT HAULING AND WAREHOUSING SYSTEM, INC.
                                       AND
                             777 PATTISON AVE., INC.
                                  as Mortgagors

                                       AND

                       FIDELITY BANK, NATIONAL ASSOCIATION
                                   as Trustee

                         MORTGAGE AND SECURITY AGREEMENT

                            Dated as of May 15, 1992

This Mortgage and Security Agreement secures an obligation incurred for the construction of improvements on land and contains after-acquired property provisions.

This Mortgage and Security Agreement also constitutes a fixture filing under
Article 9 of the Uniform Commercial Code-Secured Transactions, N.J.S.A. 12A:9-402(3) and (6).

         THIS MORTGAGE AND SECURITY AGREEMENT dated as of May 15, 1992 (the "Mortgage") made by HOLT HAULING AND WAREHOUSING SYSTEM, INC. ("Holt") and 777 PATTISON AVE., INC. (the "Company"), Pennsylvania corporations having an address at 701 N. Broadway, Gloucester City, New Jersey 08030, as mortgagors (each a "Mortgagor" and collectively, the "Mortgagors") in favor of FIDELITY BANK, NATIONAL ASSOCIATION, a banking corporation organized and existing under the laws of the United States of America, having an address at 123 South Broad Street, Philadelphia, Pennsylvania 19109, Attention: Corporate Trust Administration, 18 MBO, as Trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Philadelphia Authority for Industrial Development (the "Issuer") intends to issue its Revenue Bonds (Refrigerated Enterprises, Inc. Project) Series of 1992 (the "Bonds") in the aggregate principal amount of Seven Million Dollars ($7,000,000), maturing December 1, 2019, pursuant to a Trust Indenture dated as of May 15, 1992 (as amended and supplemented from time to time, the "Indenture") between the Issuer and the Trustee and in accordance with the provisions of the Pennsylvania Industrial and Commercial Development Authority Law, being the Act of August 23, 1967, P.L. 251, as amended (the "Act"), the proceeds from the sale of which are to be loaned to Refrigerated Enterprises, Inc., a Pennsylvania corporation ("REI") in order to permit REI to refund the 1989 Bonds (as defined in the Agreement), all with respect to a project located in the City of Philadelphia, Philadelphia County, Pennsylvania, all pursuant to an Installment Sale Agreement dated as of May 15, 1992 (as amended from time to time, the "Agreement") between the Issuer and REI; and

         WHEREAS, all of the Issuer's rights under the Agreement (except for such rights as are specifically reserved) are to be assigned to the Trustee pursuant to the Indenture; and

         WHEREAS, in connection with the issuance of the Bonds, Holt and certain subsidiaries and affiliates of Holt (the "Guarantors") have entered into a Guaranty Agreement dated as of May 15, 1992 (as amended from time to time, the "Guaranty");

         NOW, THEREFORE, to equally and ratably secure (without preference or priority) payment of the principal of, premium (if any) and interest on the Bonds, each Mortgagor's payment obligations pursuant to Section 4.3 of the Agreement and pursuant to the Guaranty (herein called the "Loan Obligations"), and the payment of any and all other amounts required to be paid pursuant to, and the performance of all covenants, agreements and obligations required to be performed by the Mortgagors or the other Guarantors under this Mortgage, the Guaranty, the Agreement or the other Loan Documents (collectively, the "Secured Agreements"), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and howsoever evidenced, plus all expenses of enforcing this Mortgage, each Mortgagor, for and in consideration of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does by these presents GRANT, BARGAIN, SELL, CONVEY AND MORTGAGE unto the Trustee (for the ratable benefit of the owners of the Bonds) and its respective successors and assigns, all of its right, title and fee and leasehold interest in and to the following property, interests and rights (collectively, the "Mortgaged Property"):

         THAT certain parcel of real estate described in Exhibit A hereto (the "Site");

         TOGETHER with all and singular the ways, easements, rights, privileges and appurtenances belonging or in any wise appertaining to the Site;

         TOGETHER with the buildings and improvements now erected and hereafter to be erected upon the Site, including any repairs, restorations or replacements thereof or any changes, alterations or additions thereto (collectively, the "Improvements");

         TOGETHER with all right, title and interest, if any, of each Mortgagor in and to any land lying in the bed of any street, avenue or alley adjoining the Site to the center line thereof;

         TOGETHER with the fixtures, building equipment and other personal property owned by each Mortgagor and located on and used in connection with the maintenance of the Improvements, including, without limitation, the equipment as described in Exhibit B hereto but excluding any personal property or equipment which is not a fixture but is used in connection with the businesses conducted on the Mortgaged Property and excluding specifically container cranes, forklifts, trucks and other vehicles (subject to such exclusions, collectively, the "Equipment"); and

         TOGETHER with all the rents, issues and profits of the Mortgaged Property, and all the estate, right, title, fee and leasehold interest and all claim and demand whatsoever, at law or in equity, of each Mortgagor in and to the same, including but not limited to:

         (a) All rents, issues, profits, revenues, royalties, rights and benefits derived from the Mortgaged Property from time to time accruing, whether under leases or tenancies or contracts of sale now existing or hereafter created, reserving to the Mortgagors, however, so long as there is no "Event of Default" under the Indenture, the right to receive and retain all such rents, issues and profits.

         (b) All judgments, awards of damages, insurance proceeds and settlements hereafter made resulting from condemnation proceedings or the taking of the Mortgaged Property or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Mortgaged Property or any part thereof, or to any rights appurtenant thereto, including any award for change of grade of streets.

         TO HAVE AND TO HOLD the above granted and described property equally and ratably unto the Trustee and its respective successors and assigns, forever. The Mortgagors do hereby fully warrant good and marketable fee simple and leasehold title to the Site and the Improvements and good and marketable title to the Equipment and will defend the same against the lawful claims of all persons whomsoever, subject only to the exceptions set forth in Exhibit C hereto and made a part hereof (the "Permitted Encumbrances") and the Mortgagors have good and lawful authority to sell, convey, mortgage and grant a security interest in the Mortgaged Property.

         PROVIDED, ALWAYS that if the Mortgagors or their successors or assigns shall pay to the Trustee or its respective successors or assigns all amounts secured hereby, including without limitation the Loan Obligations, all amounts due under the Secured Agreements, and all other amounts due hereunder, and shall perform, observe and comply with all of the terms, conditions, covenants and agreements contained herein and in the Secured Agreements, and if no Bonds remain Outstanding (as defined in the Indenture), then this Mortgage shall be absolutely void; otherwise the same shall remain in full force and effect.

         This Mortgage is subject and subordinate to (i) a certain Mortgage dated March 15, 1984 between Holt and the City of Gloucester City and recorded in the Camden County Register's Office in Book 2785, Page 543, (ii) a certain Mortgage dated April 18, 1984 between Holt and the City of Gloucester City and recorded in the Camden County Register's Office in Book 2793, Page 937, (iii) a certain Mortgage dated August 22, 1984 between Holt and the City of Gloucester City recorded in the Camden County Register's Office in Book 2823, Page 135,
(iv) a certain Mortgage and Security Agreement dated as of August 1, 1986 between Holt and Bankers Trust Company, as trustee and recorded in the Camden County Register's Office in Book 3050, Page 0689, and (v) a certain Mortgage and Security Agreement dated as of December 1, 1986 between Holt and Bankers Trust Company, as trustee and recorded in the Camden County Register's Office in Book 3092, Page 059. This Mortgage is pari passu and on a parity with a certain Series G Mortgage and Security Agreement and a certain Series H Mortgage and Security Agreement, both dated as of January 2, 1992, between Holt and Mellon Bank, N.A., as trustee and a Mortgage and Security Agreement dated as of

March 2, 1992 among Holt, the Company and Fidelity Bank, National
Association, as trustee and recorded in the Camden County Register's Office in Mortgage Book 3768, Page 0867.

         The Mortgagors further covenant and agree as follows:

         1. Payment. Each Mortgagor shall pay all sums required to be paid by it, including interest, secured hereby when due, as provided for in the Secured Agreements and in this Mortgage, and any renewal, extension or modification of any thereof.

         2. Compliance with Laws. Each Mortgagor shall comply with all present and future laws, ordinances, rules, regulations, covenants, conditions and restrictions affecting such Mortgagor, the Mortgaged Property or the use and occupancy thereof, and not suffer or permit any violation thereof.

         3. Maintenance and Modification of Mortgaged Property by the Mortgagor. The Mortgagors agree that at all times, the Mortgagors will maintain, preserve and keep the Mortgaged Property or cause the Mortgaged Property to be maintained, preserved and kept, with the appurtenances and every part and parcel thereof in good repair, working order, and condition, and that the Mortgagors will from time to time make or cause to be made all repairs, replacements and renewals deemed proper and necessary by it.

         In addition, the Mortgagors shall have the privilege of remodeling the Mortgaged Property or making substitutions, modifications and improvements to the Mortgaged Property from time to time as the Mortgagors, in their discretion, may deem to be desirable for each Mortgagor's use for such purposes as shall be permitted by the Act, the costs of which remodeling, substitutions, modifications and improvements shall be paid by the Mortgagors, and the same shall be the property of the Mortgagors and be included under the terms of this Mortgage as part of the Mortgaged Property; provided, however, that such remodeling, substitutions, modifications and improvements shall not interfere with the operation of the Mortgaged Property in the manner contemplated in the Applications and in the Agreement or in any way damage the Mortgaged Property, and, provided further that the Mortgaged Property, as remodeled, improved or altered, upon completion of such remodeling, substitutions, modifications and improvements made pursuant to this Section 3 shall be of a value not less than the value of the Mortgaged Property immediately prior to the remodeling or the making of substitutions, modifications and improvements. Any property for which a substitution or replacement is made pursuant to this Section 3 may be disposed of by the Mortgagors in any manner and in the sole discretion of the Mortgagors.

         4. Liens. The Mortgagors will not permit any mechanic's or other lien other than Permitted Encumbrances to be established or remain against the Mortgaged Property, provided that if either Mortgagor shall first notify the Trustee of its intention to do so, such Mortgagor may in good faith contest at such Mortgagor's expense any mechanic's or other lien filed or established against the Mortgaged Property, and in such event may permit the item so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom unless by nonpayment of any such item the security afforded by this Mortgage will be materially endangered or the Mortgaged Property or any part thereof will be subject to loss or forfeiture, in which event the Mortgagors shall promptly pay and cause to be satisfied and discharged such unpaid item.

         5. Taxes and Governmental and Utility Charges. The Mortgagors will pay or cause to be paid, as the same respectively become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Mortgaged Property or any part thereof, including, without limiting the generality of the foregoing, all ad valorem taxes levied against the Mortgaged Property and any other taxes levied upon the Mortgaged Property which, if not paid, will become a charge on the receipts from the Mortgaged Property or a lien against the Mortgaged Property or any interest therein or the revenues derived therefrom; all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Mortgaged Property; and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Mortgaged Property, provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Mortgagors shall be obligated to pay only such installments when and as they are required to be paid.

         Each Mortgagor may, at such Mortgagor's expense, in good faith contest any such taxes, assessments and other charges, all in the manner and subject to the conditions set forth in Section 5.18(a)(ii) of the Installment Sale Agreement.

         6. Casualty and Other Insurance. The Mortgagors agree to insure or cause to be insured the Mortgaged Property against loss or damage by fire and other hazards as more particularly described in Section 5.18(b) of the Installment Sale Agreement. The Mortgagors will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Mortgaged Property or any part thereof without first causing such increased risk to be fully and adequately covered by insurance.

         7. Worker's Compensation Coverage. The Mortgagors shall maintain worker's compensation coverage or cause the same to be maintained to the extent required by applicable law.

         8. [Intentionally omitted]

         9. Condemnation. The net proceeds of any taking by the power of eminent domain of all or a portion of the Mortgaged Property shall be applied as provided in Section 5.18(c) of the Installment Sale Agreement.

         10. Advances. If the Mortgagors fail to pay, subject to any right hereunder to contest, any claim, lien, or encumbrance (other than Permitted Encumbrances), or, prior to delinquency, any tax or assessment, or, when due, any insurance premium, or to keep the Mortgaged Property in repair, or shall commit or permit waste, or if there shall be commenced any action or proceeding affecting the Mortgaged Property or the title thereto, or the interest of the Trustee therein, including, but not limited to, eminent domain and bankruptcy or reorganization proceedings, then the Trustee, at its option, may but shall not be required to pay said claim, lien, encumbrance, tax, assessment or premium, with right of subrogation thereunder, may but shall not be required to make such repairs and take such steps as it deems advisable to prevent or cure such waste, and may but shall not be required to appear in any such action or proceeding and retain counsel therein, and take such action therein as the Trustee deems advisable, and for any of said purposes the Trustee may but shall not be required to advance such sums of money, including all costs, reasonable attorneys' fees and sums of money, including all costs, reasonable attorneys' fees and other items of expense as it deems necessary. The Mortgagors shall pay to the Trustee all sums of money so advanced by the Trustee together with interest on each such advance at two percent (2%) in excess of the Prime Rate, and the repayment of such advances shall be secured hereby. In making any payment or securing any performance relating to any obligation of the Mortgagors under this Mortgage, the Trustee, so long as it acts in good faith, shall be the sole judge of the legality, validity and amount of any lien or encumbrance and of all other matters necessary to be determined in satisfaction thereof. No such action of the Trustee shall ever be considered as a waiver of any right accruing to it hereunder. The Trustee shall not ever be held accountable for any delay in making any such payment, which delay may result in any additional interest, costs, charges or expenses.

         11. Attorneys' Fees. In case of any action or any proceedings in any court to collect any sums payable or secured by this Mortgage or to protect the lien of the Trustee or in any other case permitted by law in which attorneys' fees may be collected from the Mortgagors or charged upon the Mortgaged Property, the Mortgagors agree to pay reasonable attorneys' fees.

         12. Remedies. Subject always to the provisions of Section 13 hereof, upon the occurrence of an "Event of Default" as defined and specified in the Indenture and the declaration of an acceleration of the Bonds pursuant to the Indenture, the

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


Trustee may exercise one or more of the following remedies (no remedy hereunder is intended to be exclusive of any other remedy hereunder, under any of the Secured Agreements or under the Indenture):

         (a) The Trustee may require the Mortgagors, upon demand of the Trustee, to forthwith surrender, and the Trustee may, to the extent permitted by applicable law, by such officer, agent or receiver as it may appoint, all without regard to the value of the security hereof, take possession of all or any part of the Mortgaged Property together with the books, papers and accounts of the Mortgagors pertaining thereto, and make all needful repairs and improvements as the Trustee shall deem necessary or appropriate, and lease or sell the Mortgaged Property or any part thereof in the name and for the account of the Mortgagors and collect, receive and sequester the rental therefrom, and out of the same and any moneys received from any receiver pay, or set up proper reserves for the payment of, all proper costs and expenses of so taking, holding, leasing, selling and managing the same, including reasonable compensation to the Trustee, its agents and counsel, and any charges of the Trustee hereunder, and any taxes and assessments and other charges due and payable which the Trustee may deem it wise to pay, and all expenses of such repairs and improvements, and apply the remainder of the moneys so received to the payment of the indebtedness secured hereby. Whenever all that is due upon the indebtedness secured hereby shall have been paid and all defaults made good, the Trustee shall surrender whatever possession the Trustee shall retain to the Mortgagors; the same right of entry, however, shall exist upon any subsequent default.

         (b) The Trustee may enter and take possession of the Mortgaged Property, and lease the Mortgaged Property for the account of the Mortgagors, holding the Mortgagors liable for all payments due to the effective date of such leasing and for the difference in the rent and other amounts paid by the lessee pursuant to such lease and the amounts payable by the Mortgagors on account of the indebtedness secured hereby.

         (c) Subject to any mandatory requirements of applicable law, the Trustee may sell the Mortgaged Property as an entirety or from time to time in part to the highest bidder at public auction at such place and at such time (which sale may be adjourned from time to time in the discretion of the Trustee by announcement at the time and place fixed for such sale, without further notice) and upon such terms as the Trustee may fix and briefly specify in a notice of sale to be published once each week for four (4) successive weeks prior to such sale in a newspaper of general circulation in the county in which the Mortgaged Property is located and in such event the Trustee may bid for or become the purchaser of the Mortgaged Property at the public auction and be entitled to have the purchase price payable at the public auction payable by credit for the balance due and payable hereunder in respect of the indebtedness secured hereby.

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


         (d) The Trustee may foreclose this Mortgage by judicial proceedings in the manner provided by the laws of the State of New Jersey for the foreclosure of mortgages, and in such event the Trustee may bid for or become the purchaser of the Mortgaged Property at the foreclosure sale and be entitled to have the purchase price payable at foreclosure sale payable by credit to the judgment for the balance, if any, due and payable hereunder in respect of the indebtedness secured hereby.

         (e) The Trustee may exercise all rights and remedies available to secured creditors under the Uniform Commercial Code as in effect in the State of New Jersey.

         13. Option To Release Certain Real Estate. Notwithstanding any other provisions of this Mortgage, the Trustee hereby agrees, subject to the provisions of the Agreement, at any time and from time to time, to release from this Mortgage (i) any unimproved part of the Site, provided such release shall not adversely affect the value of the Mortgaged Property as evidenced by an MAI appraisal on which the Trustee may conclusively rely, or (ii) any part of the Site with respect to which fee title is to be conveyed to a railroad, public utility or public body in order that railroad service, utility services or roads may be provided for the Mortgaged Property, upon receipt of:

         (a) Copies of the instrument of release, in recordable form.

         (b) A certificate of the Mortgagors (i) stating that no "Event of Default" or any condition or event which, with the giving of notice or the passage of time or both would constitute an "Event of Default" has occurred under the Secured Agreements or the Indenture, (ii) giving an adequate legal description of that portion of the Site to be released, (iii) stating the purpose for which the release is desired, (iv) requesting such release, and (v) approving such release.

         (c) If applicable, a copy of the instrument conveying the portion of the Site to be released.

         (d) Any instrument or instruments required by the terms of such release.

         (e) A certificate of an independent engineer dated more than sixty (60) days prior to the date of the release and stating that, in the opinion of such engineer (i) the portion of the Site so proposed to be released is necessary or desirable in order to obtain railroad service, utility services or roads to benefit the Mortgaged Property, or is not otherwise needed for the efficient operation of the Mortgaged Property for the purpose stated in the Agreement and
(ii) the release so proposed to be made will not impair the usefulness of the Mortgaged Property as a facility for the purposes for which it was designed and for such purposes as shall be permitted by the Act and will not destroy the means of ingress thereinto and egress therefrom.

         Provided, however, that if the portion of the Site to be released has transportation or utility facilities located upon it, the Mortgagors shall retain an easement to use such facilities to the extent necessary for the efficient operation of the Mortgaged Property.

         The Trustee agrees that upon receipt of the items required in this
Section 13 to be furnished by the Mortgagors, it will promptly execute and deliver the proposed release covering the portion of the Site to be released. In the event of any such release, the Mortgagors shall not be entitled to any postponement, abatement or diminution of amounts payable on account of the indebtedness secured hereby.

         14. Release of Items of Equipment. In any instance where either Mortgagor in its sole discretion determines that any items of the Equipment owned by it have become obsolete, worn out, unsuitable, inappropriate or unnecessary for its purposes, and so long as no "Event of Default" or any condition or event which, with the giving of notice or the passage of time or both would constitute an "Event of Default" has occurred under the Secured Agreements or the Indenture, such Mortgagor may remove such Equipment from the Mortgaged Property and sell, trade-in, exchange or otherwise dispose of such Equipment (as a whole or in part) without any responsibility or accountability to the Trustee therefor, provided that such Mortgagor shall substitute and install anywhere in the Mortgaged Property other machinery or equipment having equal or greater utility or value (but not necessarily having the same function) in the operation of the Mortgaged Property as a modern facility, all of which substituted machinery or equipment shall be free of all liens and encumbrances (other than Permitted Encumbrances) and shall become a part of the property secured hereunder.

         The removal from the Mortgaged Property of any portion of the Equipment pursuant to the provisions of this Section 14 shall not entitle the Mortgagors to any postponement, abatement or diminution in amounts payable on account of the indebtedness secured hereby.

         Upon the request of either Mortgagor, the Trustee shall deliver and cause to be delivered to such Mortgagor, such instruments as are reasonably necessary to confirm the release of removed items of the Equipment from the lien of this Mortgage and cancel any security interest with respect thereto, provided that such request is accompanied by a certificate of an officer of such Mortgagor to the effect that such release complies in all respects with this
Section 14.

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


         15. Granting of Easements. If no "Event of Default" or any condition or event which, with the giving of notice or the passage of time or both would constitute an "Event of Default" has occurred under the Secured Agreements or the Indenture, the Mortgagors may at any time or times, grant easements, licenses, rights-of-way (including the dedication of public highways) and other rights or privileges in the nature of easements with respect to any property or rights included in the Mortgaged Property, free from the lien and security interest afforded by or under this Mortgage or the Mortgagors may reconvey existing easements, licenses, rights-of-way and other rights and privileges with or without consideration, and the Trustee agrees to execute and deliver or cause to be executed and delivered any instrument necessary or appropriate to confirm and grant or convey any such easement, license, right-of-way or other grant or privilege upon receipt of: (1) a copy of the instrument of grant or reconveyance; (2) a written statement signed by an officer of the Mortgagors stating (i) that such grant or reconveyance will not impair the effective use or value of, or interfere with the operation of the Mortgaged Property and (ii) that such grant or reconveyance is not detrimental to the proper conduct of the business of the Mortgagors; and (3) an opinion of independent counsel that such grant or reconveyance will not materially weaken, diminish or impair the security afforded pursuant to the terms of this Mortgage, and will not violate the terms, covenants or conditions of any agreement or grant which the Mortgagors or the Issuer may have with the United States, the State of New Jersey or any agency, department or political subdivision thereof with respect to the Mortgaged Property or the Indenture.

         16. No Waiver. No failure, forbearance or delay by the Trustee in exercising any right or remedy hereunder, under any Secured Agreement, or under the Indenture, or otherwise afforded by law, shall operate as a waiver thereof or preclude the exercise thereof in accordance herewith or therewith. No waiver by the Trustee of any default shall constitute a waiver of or consent to subsequent defaults. No withdrawal or abandonment of foreclosure proceedings by the Trustee shall be taken or construed as a waiver of its right to exercise any right or remedy hereunder by reason of any past, present or future default;
and, in like manner, the procurement of insurance or the payment of taxes or other liens or charges by the Trustee shall not be taken or construed as a waiver of its rights or remedies hereunder.

         17. Waiver of Mortgagor. Each Mortgagor, on behalf of itself and all persons now or hereafter interested in the Mortgaged Property, to the fullest extent permitted by applicable law, hereby waives all rights under all appraisement, homestead, moratorium, valuation, exemption, stay, extension, redemption and marshalling statutes, laws or equities now or hereafter existing, and each Mortgagor agrees that no defense, claim or right based on any thereof will be asserted, or may be enforced, in any action enforcing or relating to this Mortgage or any of the

Mortgaged Property. Without limiting the generality of the preceding sentence, each Mortgagor, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage, hereby irrevocably waives any and all rights of redemption from sale under any power contained herein or under any sale pursuant to any statute, order, decree or judgment of any court.

         18. Definitions. In this Mortgage, all words and terms defined in the Agreement and the Indenture shall have the respective meanings and be construed as provided therein unless a different meaning clearly appears from the context. Reference herein to, or citation herein of, any provisions of the Agreement or the Indenture shall be deemed to incorporate such provisions as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

         19. Severability. In the event that any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

         20. Successors and Assigns. Unless otherwise expressly stated, the terms "Issuer", "Mortgagor" and "Trustee", as used herein include each of their respective successors in interest and assigns.

         21. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by certified or registered mail, postage prepaid, addressed as follows: if to the Mortgagors, to 777 Pattison Ave., Inc. and Holt Hauling and Warehousing System, Inc., P.O. Box 8698, Philadelphia, Pennsylvania 19101,
Attention: Mr. Bernard Gelman, Vice President; and if to the Trustee, to Fidelity Bank, National Association, 123 South Broad Street, Philadelphia, Pennsylvania 19101, Attention: Corporate Trust Administration, 18 MBO. Any party hereto may, by written notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         22. New Jersey Uniform Commercial Code Security Interest and Financing Statement. This instrument is intended to be a security agreement pursuant to the New Jersey Uniform Commercial Code covering any of the items or types of property included as part of the Mortgaged Property that may be subject to a security interest pursuant to the New Jersey Uniform Commercial Code, and each Mortgagor hereby grants to the Trustee, its successors and assigns a security interest in such items or types of property. This Mortgage or a reproduction hereof is deemed to constitute a fixture filing to be filed of record in the real estate records maintained by the Clerk of Camden County, pursuant to N.J.S.A. 12A:9-402(3) and (6). In addition, each Mortgagor will execute, deliver and file any financing statements or amendments thereof or continuation statements thereto that may be required to perfect or to continue the perfection of a security interest in said items or types of property. The Mortgagors shall pay all reasonable costs of the preparation and filing of such instruments.

         23. Amendments.

         (a) Except as may otherwise be specifically provided herein, no charge, amendment, modification, cancellation or discharge hereof, or any part hereof, shall be valid unless in writing and signed by the parties hereto.

         (b) The parties to this Mortgage may mutually agree to change the interest rate, due date or other term or terms of this Mortgage or of the obligations secured by this Mortgage. If the parties mutually agree to a change, which change is a "modification" as defined in New Jersey P.L. 1985, c. 353, this Mortgage shall be subject to the priority provisions of that law.

         24. Captions. The captions herein are inserted only for convenience of reference and in no way define, limit or describe the scope or intent of this Mortgage or any particular paragraph or section hereof, nor the proper construction hereof.

         25. Governing Law. This Mortgage is to be governed and construed according to the laws of the State of New Jersey.

         26. RECEIPT. THE MORTGAGORS HEREBY ACKNOWLEDGE RECEIPT OF A TRUE COPY OF THIS MORTGAGE, WITHOUT CHARGE.

         IN WITNESS WHEREOF, each Mortgagor has caused this instrument to be executed in its name by one of its duly authorized officers; and the Trustee has evidenced its acceptance of this instrument by having caused this instrument to be executed in its corporate name by one of its duly authorized officers, as of the date first above written.

(SEAL)                                       HOLT HAULING AND WAREHOUSING
                                             SYSTEM, INC., a Pennsylvania
                                             corporation
Attest:

/s/ John Evans                                   /s/ Bernard Gelman
_______________________________              By_______________________________
John Evans, Secretary                          Bernard Gelman, Vice President

[SEAL]                                       777 PATTISON AVE., INC., a
                                             Pennsylvania corporation

Attest:

/s/John Evans                                  /s/ Bernard Gelman
________________________________             By_________________________________
John Evans, Secretary                          Bernard Gelman, Vice President

                                             FIDELITY BANK, NATIONAL
                                             ASSOCIATION, as Trustee


[SEAL]

Attest:

/s/ [ILLEGIBLE]                                 /s/ John H. Clapham
________________________________             By_________________________________
                                               John H. Clapham
                                               Assistant Vice President
                                               Assistant Secretary

                                    EXHIBIT A

                                   DESCRIPTION

 TRACT 1:

         LAND and premises situate in the City of Gloucester City, County of Camden and State of New Jersey, being more particularly described according to a survey made by John G. Reutter Associates, Inc., dated January 3, 1985 bounded and described as follows:

 Parcel A:

         BEGINNING at a point in the Northwesterly line of Broadway, said point being at the point of intersection of the said line of Broadway with the Northwesterly line of Old Kings Road and from said point runs thence

         l. North 01 degrees 22 minutes 19 seconds East, along the said line of Broadway, 1146.07 feet to a point; thence

         2. North 88 degrees 37 minutes 41 seconds West, 48.28 feet to a point; thence

         3. South 43 degrees 31 minutes 19 seconds West, 562.13 feet to a point; thence

         4. South 58 degrees 46 minutes 35 seconds West, 135.34 feet to a point; thence

         5. North 88 degrees 39 minutes 06 seconds West, 945.07 feet to a point; thence

         6. North 88 degrees 41 minutes 10 seconds West, 136.38 feet to a point; thence

         7. South 16 degrees 16 minutes 10 seconds West, 761.24 feet to a point; thence

         8. South 77 degrees 09 minutes 47 seconds East, 341.24 feet to a point; thence

         9. South 12 degrees 50 minutes 13 seconds West, 37.00 feet to a point; thence

         10. South 77 degrees 09 minutes 47 seconds East, 545.69 feet to a point; thence

         11. North 57 degrees 10 minutes 09 seconds West, 232.64 feet to a point; thence

         12. South 77 degrees 08 minutes 47 seconds East, 687.92 feet to a point; thence

                                    continued

         13. South 88 degrees 41 minutes 16 seconds East, 317.39 feet to a point in the Northwesterly line of Old Kings Road; thence

         14. North 29 degrees 06 minutes 33 seconds East, along same, 347.46 feet to the place of beginning.

Parcel B:

         BEGINNING at a point in the Northwesterly line of Ellis Street, said point being at the point of intersection of the said line of Ellis Street with the Northeasterly line of Monmouth Street and from said point runs thence

         1. North 32 degrees 49 minutes 50 seconds East, along the said line of Ellis Street, 1826.43 feet to a point; thence

         2. North 57 degrees 10 minutes 10 seconds West, 310.40 feet to a point; thence

         3. North 77 degrees 09 minutes 47 seconds West, 87.04 feet to a point; thence

         4. North 62 degrees 38 minutes 34 seconds West, 89.75 feet to a point; thence

         5. North 43 degrees 24 minutes 58 seconds West, 36.00 feet to a point; thence

         6. North 77 degrees 09 minutes 47 seconds West, 531.95 feet to a point; thence

         7. South 12 degrees 51 minutes 03 seconds West, 37.00 feet to a point; thence

         8. North 77 degrees 09 minutes 47 seconds West, 353.40 feet to a point; thence

         9. South 16 degrees 16 minutes 10 seconds West, 1756.67 feet to a point; thence

         10. South 57 degrees 10 minutes 10 seconds East, 675.48 feet to a point; thence

         11. North 32 degrees 49 minutes 50 seconds East, 165.00 feet to a point in the Southwesterly line of Monmouth Street; thence

         12. North 57 degrees 10 minutes 10 seconds West, along same, 127.47 feet to a point in the apparent high water line of the Delaware River as located August 22, 1983; thence



                                    continued

         13. Northeastwardly, along said high water line, 61.00 feet more or less to a point; thence

         14. South 57 degrees 10 minutes 10 seconds East, along the Northeasterly line of Monmouth Street, 296.86 feet to the place of beginning.

         EXCEPTING THEREOUT AND THEREFROM THE FOLLOWING DESCRIBED LAND DEEDED TO BROADWAY EQUIPMENT LEASING BY DEED FROM KATHERINE RAGAN IN DEED BOOK 3932 PAGE 79:

         Beginning at a point in the Southwesterly line of Monmouth Street, distant 339.53 feet Northwestwardly from the extended Northwesterly line of King Street and from said point runs thence

         1. North 57 degrees 10 minutes 10 seconds West, 127.47 feet to the high water line of the Delaware River as located August 22, 1983; thence

         2. In a general Southwesterly direction along the high water line of the Delaware River, 170.00 feet more or less to a point in the line of land now or formerly of the United States Coast Guard; thence

         3. South 57 degrees 10 minutes 10 seconds East, 114.00 more or less to a point in the line of lands now or formerly of Frank J. Costa Real Estate; thence

         4. North 32 degrees 49 minutes 50 seconds East, 165.00 feet to the place of beginning.

Parcel C:

         BEGINNING at a corner formed by the intersection of the Southeasterly line of Ellis Street (52 feet wide) with the Northeasterly line of Essex Street (60 feet wide) and from said point runs thence

         1. North 32 degrees 49 minutes 50 seconds East, along the Southeasterly line of Ellis Street, 100.00 feet to a point corner lands now or late of Thomas
P. and Margaret Lynch; thence

         2. South 57 degrees 11 minutes 20 seconds East, along same, 128.50 feet to a point in the Northwesterly line of King Street; thence

         3. South 32 degrees 49 minutes 50 seconds West, along same, 100.00 feet to the corner formed by the intersection of same with the aforementioned Northeasterly line of Essex Street; thence

         4. North 57 degrees 11 minutes 20 seconds West, along the Northeasterly line of Essex Street, 128.50 feet to the place of beginning.

                                    continued

Parcel D:

         BEGINNING at a point in the Southeasterly line of Ellis Street (52 feet wide); distant 120.00 feet if measured North 32 degrees 49 minutes 50 seconds East, along the Southeasterly line of Ellis Street from a corner formed by the intersection of the Southeasterly line of Ellis Street with the Northeasterly line of Essex Street (60 feet wide); said beginning point being corner to lands now or, late of Thomas P. and Margaret Lynch; thence

         1. North 32 degrees 49 minutes 50 seconds East, along the Southeasterly line of Ellis Street, 20.00 feet to a point corner to lands now or late Edward
H. and Angeline M. Love; thence

         2. South 57 degrees 11 minutes 20 seconds East, along same, 128.50 feet to a point in the Northwesterly line of King Street; thence

         3. South 32 degrees 49 minutes 50 seconds West, along same, 20.00 feet to a point corner to lands now or late of Thomas P. and Margaret Lynch; thence

         4. North 57 degrees 11 minutes 20 seconds West, along lands now or formerly of Lynch, 128.50 feet to the place of beginning.


Parcel E:

         BEGINNING at a corner formed by the intersection of the Southeasterly line of King Street (60 feet wide) with the Southwesterly line of Salem Street (40 feet wide); and from said point runs thence

         South 57 degrees 11 minutes 20 seconds East, along the Southwesterly line of Salem Street, 120.00 feet to the corner formed by the intersection of same with the Northwesterly line of Willow Street (20 feet wide); thence

         2. South 32 degrees 49 minutes 50 seconds West, along the Northwesterly line of Willow Street, 80.00 feet to a point corner to lands now or late of James and Anna Conroy; thence

         3. North 57 degrees 11 minutes 20 seconds West, along same, and along lands now or late of Nerbert Jr. and Ruth Green, Wm. W. and Marian E. Willetts and Stella Zemaitatis, 120.00 feet to a point in the aforementioned Southeasterly line of King Street; thence

         4. North 32 degrees 49 minutes 50 seconds East, along same, 80.00 feet to the place of beginning.


Parcel F:

         BEGINNING at a corner formed by the intersection of the Southeasterly line of King Street (60 feet wide) with the Northeasterly lien of Warren Street (60 feet wide); and from said point runs thence

         1. North 32 degrees 49 minutes 50 seconds East, along the Southeasterly line of King Street, 80.00 feet to a point corner to lands now or late of John McDade; thence


                                    continued

                              DESCRIPTION-CONTINUED

         2. South 57 degrees 10 minutes 10 seconds East, along same, 20.00 feet to a point; thence

         3. South 32 degrees 49 minutes 50 seconds West, still along lands now or late of John McDade, 80.00 feet to a point in the aforementioned Northeasterly line of Warren Street; thence

         4. North 57 degrees 10 minutes 10 seconds West, along same, 20.00 feet to the place of beginning.

         FURTHER EXCEPTING THEREOUT AND THEREFROM THE LANDS TAKEN BY THE STATE OF NEW JERSEY, BY THE COMMISSIONER OF TRANSPORTATION BY A DECLARATION OF TAKING RECORDED IN DEED BOOK 4466, PAGE 0473 ON OCTOBER 9, 1990.

TRACT 2:

         LAND and premises situate in the City of Gloucester City, County of Camden and State of New Jersey, being more particularly described as follows:

         That being commonly known as Building #14 in an industrial complex owned by Holt Hauling and Warehousing System, Inc.; The easterly wall of the building being conveyed hereby being approximately 449 feet from the intersection of the Easterly side of Ellis Street with the Southerly side of Essex Street.

COMMONWEALTH OF PENNSYLVANIA :
                             : ss.
COUNTY OF PHILADELPHIA       :

         I, James P. Cardamone, do hereby certify that Bernard Gelman and John Evans, the Vice President and Secretary of HOLT HAULING AND WAREHOUSING SYSTEM, INC., a Pennsylvania corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed and delivered such instrument with full authority as such Vice President and Secretary on behalf of Holt Hauling and Warehousing System, Inc., as their free and voluntary act for the uses and purposes therein set forth.

         Given under my hand and official seal, this 27th day of May, 1992.

                                        /s/ James P. Cardamone
                                        _______________________________________
                                        Notary Public

   My Commission Expires:


                                        NOTARIAL SEAL

                                        JAMES P. CARDAMONE, Notary Public
                                        Norristown, Montgomery Co. Pa.
                                        My Commission Expires August 2, 1995

                                       14